Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-113224, and 333-51524, on Form S-8 and in Registration Statement No. 333-129860 on Form S-3 of our reports dated March 14, 2008, relating to the consolidated financial statements of Pacific Financial Corporation and Subsidiary, and the effectiveness of Pacific Financial Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Pacific Financial Corporation and Subsidiary for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

March 14, 2008